Exhibit 4.4

INERGY MIDSTREAM, L.P.,
NRGM FINANCE CORP.
AND
THE GUARANTORS PARTY HERETO
______________________________________
6.0% Senior Notes due 2020
______________________________________

FIRST SUPPLEMENTAL INDENTURE
AND AMENDMENT -- SUBSIDIARY GUARANTEE
Dated as of January 18, 2013
______________________________________
U.S. BANK NATIONAL ASSOCIATION,
As Trustee
______________________________________

US 1699179v.5

This FIRST SUPPLEMENTAL INDENTURE, dated as of January 18, 2013 is among Inergy Midstream, L.P., a Delaware limited partnership (the “Partnership”), NRGM Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), the guarantors party hereto (each, a “Guarantor” and, collectively, the “Guarantors”) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of December 7, 2012 (the “Indenture”), pursuant to which the Issuers have issued $500,000,000 in principal amount of 6.0% Senior Notes due 2020 (the “Notes”);
WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 or 10.03 thereof, without the consent of the Holders of the Notes; and
WHEREAS, each of Inergy Crude Logistics, LLC, Inergy Terminals, LLC, Inergy Dakota Pipeline, LLC and Inergy Midstream Operations, LLC are being added as additional Guarantors of the Notes; and
WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this First Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE 1
Section 1.01.    This First Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
Section 1.02.    This First Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.
ARTICLE 2
From this date, in accordance with Section 4.13 or 10.03 and by executing this First Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.
ARTICLE 3

Section 3.01.    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
Section 3.02.    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
Section 3.03.    THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.04.    The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.
INERGY MIDSTREAM, L.P.

BY: NRGM GP, LLC, its general partner

By     /s/ Michael J. Campbell
Name: Michael J. Campbell
Title: Senior Vice President and Chief Financial
Officer

NRGM FINANCE CORP.

By /s/ Michael J. Campbell
Name: Michael J. Campbell
Title: Senior Vice President and Chief Financial
Officer

GUARANTORS

FINGER LAKES LPG STORAGE, LLC
CENTRAL NEW YORK OIL AND GAS COMPANY, L.L.C.
INERGY STORAGE, INC.
INERGY PIPELINE EAST, LLC
INERGY GAS MARKETING, LLC
ARLINGTON STORAGE COMPANY, LLC
INERGY ASC, LLC
ARLINGTON ASSOCIATES, L.P. BY ITS GENERAL PARTNER, INERGY ASC, LLC
STEUBEN GAS STORAGE COMPANY
US SALT, LLC
INERGY CRUDE LOGISTICS, LLC
INERGY TERMINALS, LLC
INERGY DAKOTA PIPELINE, LLC
INERGY MIDSTREAM OPERATIONS, LLC

By     /s/ Michael J. Campbell
Name: Michael J. Campbell
Title: Senior Vice President and Chief Financial Officer

Signature Page to First Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE

By     /s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

Signature Page to First Supplemental Indenture